UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2018

UBIQUITI NETWORKS, INC.
(Exact name of registrant as specified in its charter)

001-35300	Delaware	32-0097377
(Commission File Number)	(State or jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

685 Third Avenue, 27th Floor
New York, New York 10017
(Address of principal executive offices, including zip code)

(646) 780-7958
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. [ ]

Item 8.01	Other Events.

On November 8, 2017, the Board of Directors (the “Board”) of Ubiquiti Networks, Inc. (the “Company”) approved a $50 million stock repurchase program (the “November Program”). On February 6, 2018, the Board approved an additional $150 million stock repurchase program (the “February Program”, together with the November Program, the “Prior Programs”). As of March 12, 2018, the Company had $7,241,024.28 available under the Prior Programs.

On March 13, 2018, the Board approved a new $200 million stock repurchase program (the “New Program”). Under the New Program, the Company may repurchase up to $200 million of its common stock. The New Program expires on June 30, 2019. As part of the New Program, shares may be purchased from time to time, depending upon market conditions, in open market transactions, including through block purchases, through privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Exchange Act. The timing, manner, price and amount of any repurchases will be determined in the Company’s discretion and the New Program may be suspended, terminated or modified at any time for any reason. The New Program does not obligate the Company to acquire any specific number of shares, and all open market repurchases will be made in accordance with Rule 10b-18 of the Exchange Act, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI NETWORKS, INC.

March 13, 2018	By:	/s/ Robert J. Pera
	Name:	Robert J. Pera
	Title:	Chief Executive Officer